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                                                            EXHIBIT (a)(1)(iv)

                        INSTRUCTIONS WITH RESPECT TO THE
                                OFFER TO PURCHASE

                                       BY
                            HANOVER FOODS CORPORATION

                                       OF

              ALL SHARES OF CLASS A COMMON STOCK, $25.00 PAR VALUE,
                      HELD BY HOLDERS OF 15 OR FEWER SHARES
                                       AT
                                $131.00 PER SHARE

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 2, 2004, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the offer by Hanover Foods Corporation, a Pennsylvania corporation ("Hanover Foods"), to purchase for cash all of its Class A common stock, par value $25.00 per share, held of record as of the close of business on November 22, 2004 by persons owning 15 or less shares of Class A common stock at such time, at $131.00 per share, upon the terms and subject to the conditions of the tender offer.

         The undersigned hereby instruct(s) you to tender to Hanover Foods all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.


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                                    SIGN HERE

Account Number(s):
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Signature(s):
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                                      (Please type or print)

Address(es):
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Area Code/Phone Number(s):
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Taxpayer Identification or Social Security Number(s):
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Dated:                                     , 200__
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